Exhibit 99.(s)

POWER OF ATTORNEY

Each of the undersigned Trustees and officers of Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”), hereby severally constitutes and appoints John J. Hassett, Randall J. Carrigan, and M.C. Moses Grader, and each of them singly, with full powers of substitution and resubstitution, his true and lawful attorney, with full power to sign for him, and in his name and in the capacities indicated below with respect to the Fund, the Fund’s Registration Statement on Form N-2 in connection with the registration of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), and in connection with the registration of any offering of the Fund’s shares under the Securities Act of 1933, as amended (the “1933 Act”), including specifically (but without limiting the generality of the foregoing) all pre-effective and post-effective amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) and, as required, the Commodities Futures Trading Commission (the “CFTC”) and National Futures Association (“NFA”) and the securities regulators of the appropriate states and territories, and generally to do all such things in his name and on his behalf in connection therewith as said attorney deems necessary or appropriate to comply with the 1933 Act, the 1940 Act, the Commodity Exchange Act, and all related requirements of the SEC, the CFTC, the NFA, and of the appropriate state and territorial regulators, granting unto said attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney or his substitute lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/s/ Brian Barefoot Brian M. Barefoot	Trustee	June 11, 2014

/s/ David Losito David L. Losito	Trustee	June 11, 2014

/s/ Joseph Lyons Joseph M. Lyons	Trustee	June 11, 2014

/s/ John J. Hassett John J. Hassett	President (Principal Executive Officer)	June 11, 2014

/s/ David Hausler David P. Hausler	Treasurer (Principal Financial and Accounting Officer)	June 11, 2014